Evolus Enters Into $125 Million Credit Facility
with Pharmakon Advisors

•Initial Draw of $75 Million Expected to Fund Company Beyond Cash Flow Breakeven
•Second Draw of $50 Million Provides Financial Flexibility
for Potential Strategic Transactions

NEWPORT BEACH, Calif., December 14, 2021 – Evolus, Inc. (NASDAQ: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today announced that it has entered into a $125 million term loan financing facility with funds managed by Pharmakon Advisors, L.P.
The term loan facility will be available to Evolus under the following terms:
•A senior secured term loan of up to $125 million in two tranches. Proceeds of the facility will be used for general corporate purposes and working capital. A portion of the proceeds may also be used for potential strategic transactions.
•$75 million will be drawn upon execution of the agreement. At its option, Evolus may draw up to an additional $50 million before December 31, 2022. This second tranche is available with no additional performance obligations or financial covenants.
•The facility will mature in six years from funding. Interest-only payments will be required during the first 39 months after which ratable principal payments commence for the remaining 33 months. Interest will be paid quarterly using the 3-month LIBOR (with a 1% floor) plus 8.5% per annum.
“Supported by our unique business strategy and focus on the fast-growing millennial demographic, Evolus is continuing to gain market share in the aesthetic neurotoxin industry,” said David Moatazedi, Evolus’ President and Chief Executive Officer. “This new credit facility greatly strengthens our capital structure, and we expect the initial tranche to eliminate our near-term equity financing overhang by providing us with a flexible source of funding that will carry us beyond cash flow breakeven. We are very pleased to be working with a long-term financing partner who embraces our strategy to become a leading, multi-product aesthetics company.”
A Form 8-K outlining the full terms of the credit facility was filed today with the Securities and Exchange Commission. SVB Leerink acted as exclusive financial advisor to Evolus.
About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. Approved in 2019 by the U.S. Food and Drug Administration, Jeuveau® (prabotulinumtoxinA-xvfs) is the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at www.evolus.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements made regarding the credit facility providing sufficient funding for the Company to reach cash flow breakeven, the flexibility of the credit facility, and statements by Mr. Moatazedi regarding the Company’s financial outlook related to its capital structure. Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict.
Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with our ability to address all of our losses, costs, expenses, liabilities and damages resulting from the settlement agreement with Daewoong and our ability to comply with the terms and conditions in the Allergan/Medytox Settlement Agreements, the continued impact of COVID-19 on our business and the economy generally, uncertainties related to customer and consumer adoption of Jeuveau®, the efficiency and operability of our digital platform, competition and market dynamics, and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 that was filed with the Securities and Exchange Commission on November 2, 2021. These filings can be accessed online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events. If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Jeuveau® is a registered trademark of Evolus, Inc.

Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.

Investor/Media Contact:
David K. Erickson, Evolus, Inc.
Vice President, Investor Relations
Tel: 949-966-1798
Email: david.erickson@evolus.com

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